EXHIBIT 16.1
Letterhead of S. W. Hatfield, CPA
June 11, 2007
U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-2001
Gentlemen:
On June 11, 2007, this Firm received a draft copy of a Form 8-K to be filed by BTHC VI, Inc. (Company) (SEC File #000-52108, CIK #1368148) reporting an Item 4.01 — Change in Registrant’s Certifying Accountant.
We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures provided to us.
Yours truly,
/s/ S. W. Hatfield, CPA
S. W. Hatfield, CPA
Dallas, Texas